                                                                    EXHIBIT 10.8

                            CalComp Technology, Inc.
                            ------------------------

                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                     --------------------------------------

                            Approved July 23, 1996

                                   ARTICLE I
                                   ---------

                              PURPOSE OF THE PLAN
                              -------------------

This plan is established to provide a further incentive to selected employees to promote the success of CalComp Technology, Inc. by providing an opportunity to receive additional compensation for above average performance measured against individual and business unit goals. The Plan is intended to achieve the following:

        1.      Improved cost effectiveness.

        2. Stimulate employees to work individually and as teams to meet objectives and goals consistent with enhancing shareholders values.

        3. Facilitate the Company's ability to retain qualified employees and to attract top executive talent.

                                   ARTICLE II
                                   ----------

                STANDARD OF CONDUCT AND PERFORMANCE EXPECTATION
                -----------------------------------------------

        1. It is expected that the business and individual goals and objectives established for this Plan will be accomplished in accordance with the Company's policy on ethical conduct in business with the Government and all other customers. It is a prerequisite before any award can be considered that a participant will have acted in accordance with the CalComp Technology, Inc. Code of Ethics and Business Conduct and fostered an atmosphere to encourage all employees acting under the participants' supervision to perform their duties in accordance with the highest ethical standards. Ethical behavior is imperative. Thus, in achieving one's goals, their individual commitment and adherence to the Company's ethical standards will be considered paramount in determining awards under this Plan.

        2. Plan participants whose individual performance is determined to be less than acceptable are not eligible to receive incentive awards.

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                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

        1. ANNUAL SALARY -- The regular base salary of a Participant during a fiscal year of the Company, determined by multiplying by 52 the Participant's weekly base salary rate effective during the first full pay period in December preceding the year of payment, but excluding any incentive compensation, commissions, over-time payments, payments under work-week plan, indirect payments, retroactive payments not affecting the base salary or applicable to the current year, and any other payments of compensation of any kind.

        2.      BOARD OF DIRECTORS -- The Board of Directors of the Company.

        3. COMMITTEE -- The Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

        4.      COMPANY -- CalComp Technology, Inc. and its Subsidiaries.

        5. EMPLOYEE -- Any person who is employed by the Company and who is paid a salary as distinguished from an hourly wage. The term shall be deemed to include any person who was employed by the Company during all or any part of the year with respect to which an appropriation is made to the Plan by the Board of Directors but shall not include any employee who, during any part of such year, was represented by a collective bargaining agent.

        6. PARTICIPANT -- Any Employee selected to participate in the Plan in accordance with its terms.

        7. PLAN -- This CalComp Technology, Inc. Management Incentive Compensation Plan (MICP).


                                   ARTICLE IV
                                   ----------

                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

Those Employees who through their efforts are able to contribute significantly to the success of the Company in any given calendar year will be considered eligible for selection for participation in the Plan with respect to that year. Participants are selected each plan year based on recommendations by the Company President or Company function head. Those eligible shall include all Employees considered by the Committee to be key Employees of the Company. No member of the Committee shall be eligible for participation in the plan.

                                   ARTICLE V
                                   ---------

                        INCENTIVE COMPENSATION PAYMENTS
                        -------------------------------

        1. CALCULATION OF PAYMENTS -- Incentive compensation payments to Participants shall be calculated in accordance with the formula and procedures set forth in Exhibit A hereto. All such payments shall be in cash.

        2. INDIVIDUAL PERFORMANCE FACTORS - The Individual Performance Factors of Participants, as provided in Exhibit A shall be determined by the Company President or Company function head. The performance factors of the President of CalComp Technology, Inc. shall be determined by the Committee and the Committee shall review the Individual Performance Ratings of other Participants who are elected officers of the Company. The Committee may at the request of any member of the Committee review the performance ratings of any other Participant or groups of Participants. The Committee may make adjustments in any such performance factors as it considers appropriate.

        3. COMPANY FACTORS - The company factors as provided for in Exhibit A, shall be determined by the Board of Directors and shall thereafter be reviewed with and be subject to the approval of the Committee. The Committee may make adjustments in any such factor as it considers appropriate. The Board of Directors shall, as soon as feasible in each year, review with the Committee the company objectives which may relate to the determination of such company factors.

        4.      RECOMMENDATION BY THE COMMITTEE.

                A. As early as feasible after the end of each year in respect of which incentive compensation payments are to be made, the Committee shall establish an incentive fund which shall be equal to a percentage, to be determined by the Committee at that time, to the Company's pretax earnings for the year in which incentive compensation payments are to be made. For purposes of the Plan, pretax earnings shall (i) consist of pretax earnings from operations; (ii) shall not include any earnings attributable to extraordinary items as determined by generally accepted accounting principles; and (iii) shall be computed prior to the deduction of incentive compensation payments to be paid under the Plan.

                B. To the extent that the aggregate of all proposed payments of incentive compensation to all Participants as determined by the application of the formula set forth in Exhibit A (subject to any adjustments made by the Committee under Paragraph 2 or 3 above) exceeds the amount of the incentive fund as determined under Paragraph 4.A. above, all proposed payments of incentive compensation to Participants shall be reduced on a prorata basis.

                C. If the Company's pretax earnings, as defined in Paragraph 4A, are less than the aggregate of all proposed payments of incentive compensation (as determined by the application of the formula set forth in Exhibit A subject to 2 or 3 above), the Committee may, in its discretion, establish an incentive fund without regard to the pretax earnings guideline of Paragraph 4A. If the Committee does so, Paragraph 4B shall not apply and the Committee's recommendation to the Board of Directors shall both state that the pretax earnings would be exceeded and set forth the reasons the Committee believes that the proposed incentive compensation payments should nevertheless be made.

                D. The Committee will recommend to the Board of Directors the authorization of an appropriation to the Plan by the Company for distribution to Participants in an amount equal to the incentive fund as computed pursuant to the provisions of this Paragraph 4.

        5. APPROPRIATIONS TO THE PLAN - The Board of Directors may, notwithstanding any provision of the Plan, make adjustments in proposed incentive compensation payment under the Plan, and subject to any such adjustments, the Board of Directors will appropriate to the Plan the amount as recommended by the Committee for distribution to the Participants; provided that, the Board of Directors may appropriate an amount which is less than the amount recommended by the Committee in which event all proposed payments of incentive compensation to Participants shall be reduced on a prorata basis.

        6. METHOD OF PAYMENT - The amount so determined for each Participant with respect to each calendar year shall be paid to such Participant in full or on a deferred basis as determined by the Committee. Such determination as to deferred payments shall be governed by the Committee's judgement as to the time of payment best serving the interests of the Company. Deferred payments shall be made pursuant to such terms and conditions, as may be determined or provided for the by the Committee, only to Participants who continue in the employ of the Company or are retired under a retirement plan approved by the Board of Directors, or to the estates of, or beneficiaries designated by, Participants who shall have died while in such employ or after such retirement. In the event of termination of employment by a Participant for any reason other than such retirement or death, then such participant or his estate or his beneficiary or beneficiaries, shall after such termination receive a distribution or distributions of any amounts deferred by the Committee, if any, the amount (not in excess of the unpaid deferred payments) and time of which shall be determined or provided for by the Committee. Participants may also elect to defer payments to the extent provided in the CalComp Technology, Inc. Deferred Management Incentive Plan.

        7. RIGHTS OF PARTICIPANTS - All payments are subject to the discretion of the Board of Directors. No Participant shall have any right to require the Board of Directors to make any appropriation to the Plan for any calendar year, nor shall any Participant have any vested interest or property right in any share in any amounts which may be appropriated to the Plan. Payments made under the Plan and distributed to Participants shall not be recoverable from the Participant by the Company.


                                   ARTICLE VI
                                   ----------

                                 ADMINISTRATION
                                 --------------

The Plan shall be administered under the direction of the Committee. The Committee shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Committee may deem appropriate. Any decision made by the Committee under the provisions of the Article shall be conclusive and binding on all parties concerned. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this MICP Plan in accordance with its terms and purpose.


                                  ARTICLE VII
                                  -----------

                        AMENDMENT OR TERMINATION OF PLAN
                        --------------------------------

The Board of Directors shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto.

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                                  ARTICLE VIII
                                  ------------
                                 EFFECTIVE DATE
                                 --------------

The Plan shall be effective with respect to the operations of the Company for the year 1996 and the years subsequent thereto. A participant who receives an award from this Plan is no longer eligible for any incentive compensation payment from any similar plan which may have been administered by the Lockheed Corporation, Martin Marietta Corporation, or the Lockheed Martin Corporation.

                                   EXHIBIT A

           CALCULATION OF MANAGEMENT INCENTIVE COMPENSATION PAYMENTS

A.      AWARD FORMULA
        -------------

        1. Incentive compensation payments will be calculated by multiplying the Participant's Annual Salary by the applicable "target" of the Participant's position (as defined in B), and that result will then be multiplied by the Individual Performance Factor (as defined in C). The resulting award will be increased or decreased proportionately based on the appropriate Company Factor (as defined in D).

        2. Partial awards for Participants who terminate employment during a Plan Year may be recommended for consideration based on the following at the discretion of the Company President and subsequent approval of the Board of Directors.

        Termination Method      MICP Award

        Voluntary               May be considered for an award if on active
                                status January 2 of the following Plan Year with a minimum of six (6) full months as an active
                                Plan Participant during the Plan Year.


        Lay Off May be pro-rated based on the conditions of the case with a minimum of six (6) full months as an active Plan Participant during the Plan Year.


        Retirement              May be considered for a pro-rated award with a
                                minimum of six (6) full months as an active
                                Participant during the Plan Year and the Participant goes directly into retirement status upon termination.

        3. The aggregate of all Participant's Incentive Awards determined under items C and D below will be recommended to the Committee for its consideration.


        4. Any calculation of incentive awards under this exhibit shall be subject to the provisions of the Plan and in the event of any conflict between the terms or application of this Exhibit A and the Plan, the Plan shall prevail.

B.      TARGET LEVELS
        -------------


        Target levels are based on the level of importance and responsibility of the position in the organization as determined by the Company President or the Board of Directors, as appropriate.

                Position                                Target
                --------                                ------
                President                               45%
                Designated Officers                     40%
                Other Eligible Positions                30%
                                                        20%

                * Requires Board of Directors' approval

C.      INDIVIDUAL PERFORMANCE FACTORS
        ------------------------------

        Individual performance factors are normally in increments of 0.10 and will have the following definitions:

                Factor                          Definition
                ------                          ----------
              1.30 - 1.40       Performance vastly superior to expectations and
                                peers within the organization.

              1.10 - 1.20       Consistently exceeds expected performance.

                1.00            Consistently meets all requirements and
                                expectations.

              0.80 - 0.90       Performance meets most, but not all job
                                requirements and expectations.

              0.60 - 0.70       Performance meets some objectives, but overall
                                performance below expected levels.

                0.00            Performance fails to meet job requirements.

D.      COMPANY PERFORMANCE FACTORS
        ---------------------------

        1. Specific objectives will be established by the Board of Directors and the rating will depend on the assessment of the quality of performance by the Company in accomplishing the objectives based on the following schedule:

                1.30    On balance, far exceeded high performance expectations.

         1.10 - 1.20    Consistently exceeds high performance expectations.

                1.00 Achieved all objectives or on balance met high performance expectations.

                0.75 Met most objectives. Overall performance was good, but not as high as possible or expected.

                0.50 Met few objectives, but overall performance not as good as possible or expected.

                0.00    Did not achieve sufficient overall performance level.


        2. Intermediate company factors as deemed appropriate by the Board of Directors for results achieved, may be assigned in increments of 0.05.

               CALCOMP TECHNOLOGY INC. 1996 MANAGEMENT INCENTIVE
                               COMPENSATION PLAN

 .Plan requires Board approval

 .Key features of Plan:

       -- Participants recommended by Company President


       -- Awards based upon annualized December salary and approved in first quarter of following year


       -- Participant's assigned MICP Target Percent based upon position

                . President                     45%
                . Elected Officers              40%
                . Other Vice Presidents         30%
                . Directors                     20%


       -- Performance Factors

                .       Each employee receives an Individual Performance Factor
                        (IPF) between 0.0 and 1.40

                .       Board will approve a Company Performance Factor
                        (CPF) between 0.0 and 1.30

       -- Award Formula

                . Base Salary times Target times IPF times CPF equals recommended MICP award

                .       MICP = $100,000 x 0.40 x 1.10 x 0.90 = $39,600

                        MICP =  Base Salary - $100,000
                                Target - 0.40
                                Individual Performance Factor - 1.10
                                Company Performance Factor - 0.90

                . Individual award amounts may be adjusted up or down at the discretion of the Board